Exhibit 99

NEWS

CONTACT: Brendan McManus
(301) 380-4495
brendan.mcmanus@marriott.com

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER 2019 RESULTS

HIGHLIGHTS

•
Third quarter reported diluted EPS totaled $1.16, compared to $1.43 in the year-ago quarter. Third quarter adjusted diluted EPS totaled $1.47, compared to third quarter 2018 adjusted diluted EPS of $1.70. Reported and adjusted diluted EPS for the 2018 third quarter included $0.26 of asset sale gains;

•	Third quarter 2019 comparable systemwide constant dollar RevPAR rose 1.5 percent worldwide, 1.9 percent outside North America and 1.3 percent in North America;

•	The company added more than 17,700 rooms during the third quarter, including roughly 3,100 rooms converted from competitor brands and approximately 6,700 rooms in international markets;

•
At quarter-end, Marriott’s worldwide development pipeline totaled roughly 2,950 hotels and nearly 495,000 rooms, including more than 31,000 rooms approved, but not yet subject to signed contracts. Approximately 214,000 pipeline rooms were under construction at the end of the third quarter;

•
Third quarter reported net income totaled $387 million, a 23 percent decrease from prior year results. Third quarter adjusted net income totaled $488 million, an 18 percent decrease from prior year adjusted results;

•	Adjusted EBITDA totaled $901 million in the quarter, flat compared to third quarter 2018 adjusted EBITDA;

•
Marriott repurchased 3.8 million shares of the company’s common stock for $500 million during the third quarter. Year-to-date through November 1, the company has repurchased 14.2 million shares for $1.83 billion.

BETHESDA, MD - November 4, 2019 - Marriott International, Inc. (NASDAQ: MAR) today reported solid third quarter 2019 results.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “It’s been just over three years since the completion of the Starwood acquisition.  In that time, we’ve realized meaningful synergies, enhanced guest satisfaction, and recycled more than $2.2 billion of assets. Earlier this year, we launched our new loyalty program, Marriott Bonvoy, which provides meaningfully enhanced member benefits while leveraging our broad portfolio and significant hotel distribution. With more than 12 million guests joining Marriott Bonvoy since the beginning of the year, program membership reached 137 million in the quarter and the percentage of occupancy from members increased 320 basis points worldwide.

“In the third quarter, our worldwide comparable systemwide constant dollar RevPAR increased 1.5 percent, consistent with our guidance, while our global RevPAR index rose 210 basis points. Our sales organization is hitting its stride. For comparable hotels in North America, group revenue booked in the third quarter for all future periods increased 6 percent and, today, group revenue pace for 2020 is up at a mid-single digit growth rate.

“Year-to-date through November 1, we have already returned nearly $2.3 billion to shareholders. For full year 2019, we expect cash returned to shareholders through dividends and share repurchases could approach $3 billion.

“We expect continued strong demand for our products. For the fourth quarter of 2019, we expect comparable RevPAR on a constant dollar basis will increase 0 to 1 percent in North America, roughly 1 percent outside North America, and roughly 1 percent worldwide. For full year 2020, we expect comparable systemwide RevPAR on a constant dollar basis will be flat to up 2 percent worldwide, with RevPAR growth in North America around the middle of that range.”

Third Quarter 2019 Results
Marriott’s reported net income totaled $387 million in the 2019 third quarter, compared to 2018 third quarter reported net income of $503 million. Reported diluted earnings per share (EPS) totaled $1.16 in the quarter, compared to reported diluted EPS of $1.43 in the year-ago quarter.

Third quarter 2019 adjusted net income totaled $488 million, compared to 2018 third quarter adjusted net income of $598 million.  Adjusted diluted EPS in the third quarter totaled $1.47, compared to adjusted diluted EPS of $1.70 in the year-ago quarter.  Adjusted results for the 2019 third quarter include a $9 million pretax ($0.02 per share) asset sale gain in gains and other income, net. Adjusted results for the 2018 third quarter include $71 million pretax ($0.26 per share) of asset sale gains in gains and other income, net and equity in earnings. See page A-3 for the calculation of adjusted results. Adjusted results exclude merger-related costs and charges, cost reimbursement revenue, and reimbursed expenses.

Base management and franchise fees totaled $821 million in the 2019 third quarter, a 5 percent increase over base management and franchise fees of $781 million in the year-ago quarter. The year-over-year increase in these fees is primarily attributable to rooms growth and RevPAR growth, partially offset by $15 million of lower residential branding fees.

Third quarter 2019 incentive management fees totaled $134 million, an 11 percent decrease compared to incentive management fees of $151 million in the year-ago quarter. The year-over-year decrease largely reflects lower net house profits at North American managed hotels.

Owned, leased, and other revenue, net of direct expenses, totaled $67 million in the 2019 third quarter, compared to $82 million in the year-ago quarter. Compared to the year-ago quarter, results decreased largely due to $12 million of lower termination fees.

In the 2019 third quarter, the company incurred $6 million of expenses and recognized $9 million of insurance recoveries related to the data security incident it disclosed on November 30, 2018. The expenses and insurance recoveries are reflected in either the reimbursed expenses or merger-related costs and charges lines of the Income Statement, both of which have been excluded from adjusted net income, adjusted EPS and adjusted EBITDA.

Gains and other income, net, totaled $10 million, compared to $18 million in the year-ago quarter. Gains and other income, net, in the 2019 third quarter largely reflects a $9 million payment received for our share of the proceeds from the sale of a managed North American limited-service hotel. Gains and other income, net, in the 2018 third quarter largely reflected a $12 million adjustment to the gain on the 2018 second quarter sale of two hotels in the Asia Pacific region, and a $4 million gain on the sale of a joint venture’s asset.

Interest expense, net, totaled $92 million in the third quarter compared to $81 million in the year-ago quarter. The increase is largely due to higher debt balances.

Equity in earnings for the third quarter totaled $2 million, compared to $61 million in the year-ago quarter. The 2018 third quarter included a $55 million gain on a joint venture’s sale of a hotel in Latin America.

Selected Performance Information
The company added 117 new properties (17,720 rooms) to its worldwide lodging portfolio during the 2019 third quarter, including The West Hollywood EDITION, JW Marriott Marquis Hotel Shanghai Pudong, and Sheraton Bishkek, the company’s first hotel in Kyrgyzstan. Eleven properties (1,464 rooms) exited the system during the quarter. At quarter-end, Marriott’s lodging system encompassed 7,200 properties and timeshare resorts with nearly 1,362,000 rooms.

At quarter-end, the company’s worldwide development pipeline totaled 2,947 properties with nearly 495,000 rooms, including 1,172 properties with approximately 214,000 rooms under construction and 201 properties with more than 31,000 rooms approved for development, but not yet subject to signed contracts.

In the 2019 third quarter, worldwide comparable systemwide constant dollar RevPAR increased 1.5 percent (a 0.9 percent increase using actual dollars). North American comparable systemwide constant dollar RevPAR increased 1.3 percent (a 1.3 percent increase using actual dollars), and international comparable systemwide constant dollar RevPAR increased 1.9 percent (a 0.2 percent decrease using actual dollars) for the same period.

Worldwide comparable company-operated house profit margins decreased 30 basis points in the third quarter, reflecting the impact of modest RevPAR growth and higher wages offset by solid cost controls and synergies from the Starwood acquisition. House profit margins for international comparable company-operated properties increased 10 basis points and North American comparable company-operated house profit margins decreased 70 basis points in the third quarter.

Balance Sheet
At quarter-end, Marriott’s total debt was $10,779 million and cash balances totaled $276 million, compared to $9,347 million in debt and $316 million of cash at year-end 2018.

In October 2019, the company issued $550 million of Series DD Senior Notes due in 2022. The company expects to use the net proceeds for general corporate purposes.

Marriott Common Stock
Weighted average fully diluted shares outstanding used to calculate both reported and adjusted diluted EPS totaled 332.5 million in the 2019 third quarter, compared to 350.6 million shares in the year-ago quarter.

The company repurchased 3.8 million shares of common stock in the 2019 third quarter for $500 million at an average price of $133.41 per share. Year-to-date through November 1, the company has repurchased 14.2 million shares for $1.83 billion at an average price of $128.79 per share.

2019 Outlook
The following outlook for fourth quarter and full year 2019 does not include merger-related costs and charges, cost reimbursement revenue or reimbursed expenses, which the company cannot accurately forecast, and which may be significant, nor does it include the expected gain on the sale of the St. Regis New York.

For the 2019 fourth quarter, Marriott expects comparable systemwide RevPAR on a constant dollar basis will be flat to up 1 percent in North America, increase roughly 1 percent outside North America, and increase roughly 1 percent worldwide.

The company assumes fourth quarter 2019 gross fee revenues will total $960 million to $970 million, a 5 to 7 percent increase over fourth quarter 2018 gross fee revenues of $910 million. The company anticipates fourth quarter 2019 incentive management fees will be roughly flat compared to fourth quarter 2018 incentive management fees of $167 million. Compared to the estimate the company provided on August 5, this gross fee revenues estimate largely reflects more modest RevPAR growth and margins, including the impact of the recent events in Hong Kong, and unfavorable foreign exchange.

The company expects fourth quarter 2019 general, administrative, and other expenses could total $250 million to $255 million. General, administrative, and other expenses in the 2018 fourth quarter included a $7 million expense for the company’s supplemental investments in its workforce.

Marriott expects fourth quarter 2019 adjusted EBITDA could total $898 million to $913 million, a 4 to 6 percent increase over fourth quarter 2018 adjusted EBITDA of $864 million. This estimate reflects the sale of the St. Regis New York, but not any gain associated with the transaction, nor any additional asset sales that may occur in the fourth quarter of 2019. See page A-12 for the adjusted EBITDA calculation.

For the full year 2019, Marriott expects comparable systemwide RevPAR on a constant dollar basis will increase roughly 1 percent in North America, roughly 2 percent outside North America, and roughly 1 percent worldwide.

Marriott anticipates global net room additions of 5.0 to 5.25 percent for full year 2019.

The company expects full year 2019 gross fee revenues will total $3,809 million to $3,819 million, a 5 percent increase over 2018 gross fee revenues of $3,638 million, including $20 million of unfavorable foreign exchange. Full year 2019 estimated gross fee revenues include $400 million to $410 million of credit card branding fees, compared to $380 million for full year 2018.

Marriott anticipates full year 2019 owned, leased, and other revenue, net of direct expenses, could total $289 million. This estimate reflects approximately $35 million of lower termination fees year-over-year. This outlook for full year 2019 reflects the sale of the St. Regis New York in the fourth quarter, but does not reflect any additional asset sales that may occur during the remainder of the year.

The company expects full year 2019 general, administrative, and other expenses could total $921 million to $926 million, flat to down 1 percent from full year 2018 expenses of $927 million. Full year 2018 general, administrative, and other expenses included a $51 million expense for the company’s supplemental investments in its workforce.

The company anticipates full year 2019 diluted EPS could total $5.87 to $5.90, a 5 percent decline compared to 2018 adjusted diluted EPS of $6.21. Full year 2019 guidance includes the $9 million pre-tax ($0.02 per share) asset sale gain in gains and other income, net, recognized in the 2019 third quarter, but does not include any gain on the sale of the St. Regis New York. Full year adjusted 2018 results include $183 million pre-tax ($0.44 per share) of asset sale gains in gains and other income, net and $65 million pre-tax ($0.21 per share) of asset sale gains in equity in earnings.

Marriott expects full year 2019 adjusted EBITDA could total $3,572 million to $3,587 million, a 3 percent increase over 2018 adjusted EBITDA of $3,473 million. See page A-13 for the adjusted EBITDA calculation.

	Fourth Quarter 2019 [1]	Full Year 2019 [1]
Gross fee revenues	$960 million to $970 million	$3,809 million to $3,819 million
Contract investment amortization	Approx. $20 million	Approx. $65 million
Owned, leased and other revenue, net of direct expenses	Approx. $85 million	Approx. $289 million
Depreciation, amortization, and other expenses	Approx. $55 million	Approx. $217 million
General, administrative, and other expenses	$250 million to $255 million	$921 million to $926 million
Operating income	$715 million to $730 million	$2,890 million to $2,905 million
Gains and other income	Approx. $2 million	Approx. $18 million
Net interest expense	Approx. $93 million	Approx. $372 million
Equity in earnings (losses)	Approx. $10 million	Approx. $20 million
Earnings per share - diluted	$1.44 to $1.47	$5.87 to $5.90
Effective tax rate	25.0 percent	22.9 percent

[1]
The outlook provided in this table does not include merger-related costs and charges, cost reimbursement revenue or reimbursed expenses, which the company cannot accurately forecast, and which may be significant.

The company expects investment spending in 2019 will total approximately $1,000 million to $1,100 million, including approximately $225 million for maintenance capital. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Compared to the forecasted investment spending the company provided on August 5, 2019, the increase in spending reflects the purchase of the W New York - Union Square and the expected acquisition of Elegant Hotels Group plc. The company estimates $550 million to $600 million of its 2019 investment spending will be reimbursed or recycled over time.

In the fourth quarter, the company sold the St Regis New York for $310 million subject to a long-term management agreement. Assuming the level of investment spending noted above and no additional asset sales, cash returned to shareholders through share repurchases and dividends could approach $3 billion for full year 2019.

2020 Outlook
For the full year 2020, Marriott expects comparable systemwide RevPAR on a constant dollar basis will be flat to up 2 percent worldwide with the increase in North America in the middle of the range.

Marriott anticipates its global net rooms growth rate in 2020 will be comparable to its expectation for 2019.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, November 5, 2019 at 11:00 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until November 5, 2020.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 3781075. A telephone replay of the conference call will be available from 4:00 p.m. ET, Tuesday, November 5, 2019 until 8:00 p.m. ET, Monday, November 11, 2019. To access the replay, call 404-537-3406. The conference ID for the recording is 3781075.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including our RevPAR, profit margin and earnings outlook and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations regarding planned acquisitions and dispositions; our expectations regarding new product offerings; our expectations regarding the estimates of the impact of new accounting standards; our expectations about investment spending and tax rate; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q or annual report on Form 10-K. Risks that could affect forward-looking statements in this press release include changes in market conditions; changes in global and regional economies; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; the extent to which we experience adverse effects from the data security incident; changes in tax laws in countries in which we earn significant income; and changes to our estimates of the impact of new accounting standards. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of November 4, 2019. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of more than 7,200 properties under 30 leading brands spanning 134 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company now offers one travel program, Marriott Bonvoy™, replacing Marriott Rewards®, The Ritz-Carlton Rewards®, and Starwood Preferred Guest®(SPG). For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
THIRD QUARTER 2019 AND 2018
(in millions except per share amounts, unaudited)

	As Reported	As Reported[10]	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	September 30, 2019	September 30, 2018	Reported 2019 vs. 2018
REVENUES
Base management fees	$291	$279	4
Franchise fees [1]	530	502	6
Incentive management fees	134	151	(11)
Gross Fee Revenues	955	932	2
Contract investment amortization [2]	(16)	(13)	(23)
Net Fee Revenues	939	919	2
Owned, leased, and other revenue [3]	393	397	(1)
Cost reimbursement revenue [4]	3,952	3,735	6
Total Revenues	5,284	5,051	5

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	326	315	(3)
Depreciation, amortization, and other [6]	52	52	—
General, administrative, and other [7]	220	221	—
Merger-related costs and charges	9	12	25
Reimbursed expenses [4]	4,070	3,855	(6)
Total Expenses	4,677	4,455	(5)

OPERATING INCOME	607	596	2

Gains and other income, net [8]	10	18	(44)
Interest expense	(100)	(86)	(16)
Interest income	8	5	60
Equity in earnings [9]	2	61	(97)
INCOME BEFORE INCOME TAXES	527	594	(11)

Provision for income taxes	(140)	(91)	(54)

NET INCOME	$387	$503	(23)

EARNINGS PER SHARE
Earnings per share - basic	$1.17	$1.45	(19)
Earnings per share - diluted	$1.16	$1.43	(19)

Basic Shares	329.9	346.7
Diluted Shares	332.5	350.6

[1]	Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.

[2]	Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.

[3]	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.

[4]
Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5]	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

[6]
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7]	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

[8]	Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.

[9]	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

[10]	Reflects revised information as presented in our 2018 Annual Report on Form 10-K.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
THIRD QUARTER YEAR-TO-DATE 2019 AND 2018
(in millions except per share amounts, unaudited)

	As Reported	As Reported [10]	Percent
	Nine Months Ended	Nine Months Ended	Better/(Worse)
	September 30, 2019	September 30, 2018	Reported 2019 vs. 2018
REVENUES
Base management fees	$882	$852	4
Franchise fees [1]	1,505	1,394	8
Incentive management fees	462	482	(4)
Gross Fee Revenues	2,849	2,728	4
Contract investment amortization [2]	(45)	(44)	(2)
Net Fee Revenues	2,804	2,684	4
Owned, leased, and other revenue [3]	1,186	1,226	(3)
Cost reimbursement revenue [4]	11,611	11,559	—
Total Revenues	15,601	15,469	1

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	982	985	—
Depreciation, amortization, and other [6]	162	164	1
General, administrative, and other [7]	671	685	2
Merger-related costs and charges	191	64	(198)
Reimbursed expenses [4]	12,069	11,627	(4)
Total Expenses	14,075	13,525	(4)

OPERATING INCOME	1,526	1,944	(22)

Gains and other income, net [8]	16	191	(92)
Interest expense	(299)	(246)	(22)
Interest income	20	16	25
Equity in earnings [9]	10	95	(89)
INCOME BEFORE INCOME TAXES	1,273	2,000	(36)

Provision for income taxes	(279)	(410)	32

NET INCOME	$994	$1,590	(37)

EARNINGS PER SHARE
Earnings per share - basic	$2.97	$4.51	(34)
Earnings per share - diluted	$2.95	$4.45	(34)

Basic Shares	334.4	352.8
Diluted Shares	337.2	357.1

[1]	Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.

[2]	Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.

[3]	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.

[4]
Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5]	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

[6]
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7]	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

[8]	Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.

[9]	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.
10 Reflects revised information as presented in our 2018 Annual Report on Form 10-K.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted EPS, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018 [1]	Percent Better/(Worse)	September 30, 2019	September 30, 2018 [1]	Percent Better/(Worse)
Total revenues, as reported	$5,284	$5,051		$15,601	$15,469
Less: Cost reimbursement revenue	(3,952)	(3,735)		(11,611)	(11,559)
Adjusted total revenues**	1,332	1,316		3,990	3,910

Operating income, as reported	607	596		1,526	1,944
Less: Cost reimbursement revenue	(3,952)	(3,735)		(11,611)	(11,559)
Add: Reimbursed expenses	4,070	3,855		12,069	11,627
Add: Merger-related costs and charges	9	12		191	64
Adjusted operating income **	734	728	1%	2,175	2,076	5%

Operating income margin	11%	12%		10%	13%
Adjusted operating income margin **	55%	55%		55%	53%

Net income, as reported	387	503		994	1,590
Less: Cost reimbursement revenue	(3,952)	(3,735)		(11,611)	(11,559)
Add: Reimbursed expenses	4,070	3,855		12,069	11,627
Add: Merger-related costs and charges	9	12		191	64
Less: Gain on sale of Avendra	—	—		—	(6)
Income tax effect of above adjustments	(26)	(37)		(148)	(34)
Add: U.S. Tax Cuts and Jobs Act of 2017	—	—		—	22
Adjusted net income **	$488	$598	-18%	$1,495	$1,704	-12%

Diluted EPS, as reported	$1.16	$1.43		$2.95	$4.45
Adjusted Diluted EPS**	$1.47	$1.70	-14%	$4.43	$4.77	-7%

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1 Reflects revised information as presented in our 2018 Annual Report on Form 10-K.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of September 30, 2019

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Managed	757	240,287	1,205	313,453	1,962	553,740
Marriott Hotels	120	64,703	175	51,582	295	116,285
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	27	23,386	187	63,965	214	87,351
Courtyard	233	37,020	98	21,238	331	58,258
Westin	43	23,638	71	22,090	114	45,728
JW Marriott	18	11,210	52	20,325	70	31,535
Renaissance	28	12,018	56	17,460	84	29,478
The Ritz-Carlton	38	10,981	56	14,943	94	25,924
The Ritz-Carlton Serviced Apartments	—	—	5	697	5	697
Le Méridien	3	570	72	20,103	75	20,673
Four Points	1	134	75	19,496	76	19,630
Residence Inn	107	16,387	5	565	112	16,952
W Hotels	25	7,163	29	7,296	54	14,459
The Luxury Collection	5	2,234	51	9,120	56	11,354
Gaylord Hotels	6	9,918	—	—	6	9,918
Aloft	1	330	38	8,936	39	9,266
St. Regis	9	1,730	33	7,458	42	9,188
St. Regis Serviced Apartments	—	—	1	70	1	70
AC Hotels by Marriott	3	517	59	7,099	62	7,616
Delta Hotels	25	6,770	1	360	26	7,130
Fairfield by Marriott	7	1,539	32	4,879	39	6,418
SpringHill Suites	30	4,896	—	—	30	4,896
Marriott Executive Apartments	—	—	31	4,525	31	4,525
Protea Hotels	—	—	35	4,228	35	4,228
Autograph Collection	6	1,806	15	2,406	21	4,212
EDITION	4	1,209	6	1,287	10	2,496
TownePlace Suites	17	1,948	—	—	17	1,948
Element	1	180	7	1,421	8	1,601
Tribute Portfolio	—	—	5	713	5	713
Moxy	—	—	4	599	4	599
Bulgari	—	—	5	438	5	438
Franchised	4,395	634,993	601	123,910	4,996	758,903
Courtyard	791	105,276	79	14,677	870	119,953
Fairfield by Marriott	985	91,706	19	3,177	1,004	94,883
Residence Inn	709	84,480	8	1,041	717	85,521
Marriott Hotels	214	67,377	54	15,563	268	82,940
Sheraton	161	47,584	64	18,056	225	65,640
SpringHill Suites	411	47,495	—	—	411	47,495
TownePlace Suites	388	39,169	—	—	388	39,169
Westin	87	28,854	24	7,596	111	36,450
Autograph Collection	98	20,160	62	13,094	160	33,254
Four Points	159	24,012	52	8,270	211	32,282
Renaissance	58	16,537	28	7,691	86	24,228
Aloft	113	16,687	19	3,127	132	19,814
AC Hotels by Marriott	56	9,495	40	5,897	96	15,392
The Luxury Collection	11	2,565	45	8,590	56	11,155
Delta Hotels	46	10,197	2	562	48	10,759
Moxy	16	3,334	30	6,125	46	9,459
Le Méridien	17	3,665	16	4,254	33	7,919
JW Marriott	12	5,643	6	1,624	18	7,267
Tribute Portfolio	22	4,843	11	1,211	33	6,054
Element	40	5,485	2	293	42	5,778
Protea Hotels	—	—	38	2,911	38	2,911
The Ritz-Carlton	1	429	—	—	1	429
Bulgari	—	—	1	85	1	85
Marriott Executive Apartments	—	—	1	66	1	66

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of September 30, 2019

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Owned/Leased	29	8,281	34	8,820	63	17,101
Courtyard	19	2,814	4	894	23	3,708
Sheraton	2	1,474	4	1,830	6	3,304
Marriott Hotels	3	1,664	5	1,631	8	3,295
W Hotels	1	509	2	665	3	1,174
Protea Hotels	—	—	7	1,168	7	1,168
Westin	1	1,073	—	—	1	1,073
Renaissance	1	317	3	749	4	1,066
The Ritz-Carlton	—	—	2	553	2	553
JW Marriott	—	—	1	496	1	496
St. Regis	1	238	1	160	2	398
Residence Inn	1	192	1	140	2	332
The Luxury Collection	—	—	2	287	2	287
Autograph Collection	—	—	2	247	2	247
Residences	60	6,557	35	3,314	95	9,871
The Ritz-Carlton Residences	36	4,421	11	938	47	5,359
W Residences	10	1,089	5	519	15	1,608
St. Regis Residences	7	585	7	598	14	1,183
Westin Residences	3	266	1	264	4	530
Bulgari Residences	—	—	4	448	4	448
The Luxury Collection Residences	2	151	3	115	5	266
Sheraton Residences	—	—	2	262	2	262
Marriott Hotels Residences	—	—	1	108	1	108
Autograph Collection Residences	—	—	1	62	1	62
EDITION Residences	2	45	—	—	2	45
Timeshare*	70	18,424	19	3,873	89	22,297
Grand Total	5,311	908,542	1,894	453,370	7,205	1,361,912

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of September 30, 2019

	North America		Total International		Total Worldwide
Total Systemwide	Units	Rooms	Units	Rooms	Units	Rooms
Luxury	182	50,202	328	76,712	510	126,914
JW Marriott	30	16,853	59	22,445	89	39,298
The Ritz-Carlton	39	11,410	58	15,496	97	26,906
The Ritz-Carlton Residences	36	4,421	11	938	47	5,359
The Ritz-Carlton Serviced Apartments	—	—	5	697	5	697
The Luxury Collection	16	4,799	98	17,997	114	22,796
The Luxury Collection Residences	2	151	3	115	5	266
W Hotels	26	7,672	31	7,961	57	15,633
W Residences	10	1,089	5	519	15	1,608
St. Regis	10	1,968	34	7,618	44	9,586
St. Regis Residences	7	585	7	598	14	1,183
St. Regis Serviced Apartments	—	—	1	70	1	70
EDITION	4	1,209	6	1,287	10	2,496
EDITION Residences	2	45	—	—	2	45
Bulgari	—	—	6	523	6	523
Bulgari Residences	—	—	4	448	4	448
Full-Service	971	346,820	895	256,604	1,866	603,424
Marriott Hotels	337	133,744	234	68,776	571	202,520
Marriott Hotels Residences	—	—	1	108	1	108
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	190	72,444	255	83,851	445	156,295
Sheraton Residences	—	—	2	262	2	262
Westin	131	53,565	95	29,686	226	83,251
Westin Residences	3	266	1	264	4	530
Renaissance	87	28,872	87	25,900	174	54,772
Autograph Collection	104	21,966	79	15,747	183	37,713
Autograph Collection Residences	—	—	1	62	1	62
Le Méridien	20	4,235	88	24,357	108	28,592
Delta Hotels	71	16,967	3	922	74	17,889
Gaylord Hotels	6	9,918	—	—	6	9,918
Tribute Portfolio	22	4,843	16	1,924	38	6,767
Marriott Executive Apartments	—	—	32	4,591	32	4,591
Limited-Service	4,088	493,096	652	116,181	4,740	609,277
Courtyard	1,043	145,110	181	36,809	1,224	181,919
Residence Inn	817	101,059	14	1,746	831	102,805
Fairfield by Marriott	992	93,245	51	8,056	1,043	101,301
SpringHill Suites	441	52,391	—	—	441	52,391
Four Points	160	24,146	127	27,766	287	51,912
TownePlace Suites	405	41,117	—	—	405	41,117
Aloft	114	17,017	57	12,063	171	29,080
AC Hotels by Marriott	59	10,012	99	12,996	158	23,008
Moxy	16	3,334	34	6,724	50	10,058
Protea Hotels	—	—	80	8,307	80	8,307
Element	41	5,665	9	1,714	50	7,379
Timeshare*	70	18,424	19	3,873	89	22,297
Grand Total	5,311	908,542	1,894	453,370	7,205	1,361,912

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Three Months Ended September 30, 2019 and September 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Brand	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
JW Marriott	$205.96	3.1%	81.2%	0.5%	pts.	$253.49	2.5%
The Ritz-Carlton	$274.58	3.1%	74.0%	0.6%	pts.	$371.04	2.2%
W Hotels	$233.79	-2.9%	81.0%	-1.4%	pts.	$288.79	-1.2%
Composite North American Luxury [1]	$257.40	1.5%	78.7%	0.6%	pts.	$327.21	0.8%
Marriott Hotels	$155.82	2.6%	79.0%	1.0%	pts.	$197.21	1.3%
Sheraton	$156.80	-1.6%	81.5%	0.0%	pts.	$192.43	-1.6%
Westin	$167.10	-1.2%	79.6%	0.0%	pts.	$210.02	-1.2%
Composite North American Upper Upscale [2]	$155.24	1.5%	79.2%	0.7%	pts.	$196.08	0.6%
North American Full-Service [3]	$173.08	1.5%	79.1%	0.7%	pts.	$218.86	0.6%
Courtyard	$105.87	-0.7%	74.4%	-0.4%	pts.	$142.33	-0.2%
Residence Inn	$132.80	0.6%	81.9%	-0.3%	pts.	$162.09	0.1%
Composite North American Limited-Service [4]	$112.96	-0.5%	77.0%	-0.4%	pts.	$146.77	0.1%
North American - All [5]	$153.80	1.0%	78.4%	0.3%	pts.	$196.17	0.6%

Comparable Systemwide North American Properties
	Three Months Ended September 30, 2019 and September 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Brand	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
JW Marriott	$197.91	3.9%	81.0%	0.6%	pts.	$244.18	3.1%
The Ritz-Carlton	$276.42	3.1%	74.7%	0.8%	pts.	$369.85	2.0%
W Hotels	$233.79	-2.9%	81.0%	-1.4%	pts.	$288.79	-1.2%
Composite North American Luxury [1]	$247.88	2.3%	79.3%	0.9%	pts.	$312.51	1.1%
Marriott Hotels	$134.75	2.9%	75.5%	0.7%	pts.	$178.43	2.0%
Sheraton	$123.61	0.2%	77.0%	0.4%	pts.	$160.50	-0.3%
Westin	$153.65	0.9%	78.5%	0.3%	pts.	$195.79	0.6%
Composite North American Upper Upscale [2]	$138.32	2.4%	76.7%	0.6%	pts.	$180.31	1.6%
North American Full-Service [3]	$149.14	2.4%	77.0%	0.7%	pts.	$193.77	1.5%
Courtyard	$107.79	0.1%	75.7%	-0.1%	pts.	$142.43	0.3%
Residence Inn	$126.18	0.4%	82.6%	-0.2%	pts.	$152.69	0.7%
Fairfield by Marriott	$90.14	-0.1%	76.1%	0.0%	pts.	$118.37	-0.1%
Composite North American Limited-Service [4]	$106.57	0.3%	77.8%	0.0%	pts.	$137.02	0.3%
North American - All [5]	$124.55	1.3%	77.4%	0.3%	pts.	$160.85	1.0%

[1]	Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.

[2]	Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.

[3]	Includes Composite North American Luxury and Composite North American Upper Upscale.

[4]	Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.

[5]	Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended September 30, 2019 and September 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Region	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
Greater China	$83.66	-0.4%	72.0%	1.7%	pts.	$116.20	-2.8%
Rest of Asia Pacific	$123.15	3.0%	77.6%	2.4%	pts.	$158.76	-0.1%
Asia Pacific	$100.50	1.4%	74.4%	2.0%	pts.	$135.13	-1.3%

Caribbean & Latin America	$110.70	4.9%	63.5%	1.3%	pts.	$174.43	2.7%
Europe	$178.25	2.2%	80.7%	1.4%	pts.	$220.87	0.5%
Middle East & Africa	$92.73	1.5%	66.4%	2.3%	pts.	$139.65	-2.1%

International - All [1]	$117.74	1.9%	73.6%	1.9%	pts.	$159.91	-0.6%

Worldwide [2]	$135.55	1.4%	76.0%	1.1%	pts.	$178.39	0.0%

Comparable Systemwide International Properties
	Three Months Ended September 30, 2019 and September 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Region	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
Greater China	$82.82	-0.4%	71.3%	1.8%	pts.	$116.13	-2.8%
Rest of Asia Pacific	$125.29	3.0%	77.3%	2.3%	pts.	$162.12	-0.2%
Asia Pacific	$103.41	1.6%	74.2%	2.0%	pts.	$139.35	-1.2%

Caribbean & Latin America	$88.15	3.1%	61.2%	0.4%	pts.	$143.94	2.4%
Europe	$156.31	2.1%	79.7%	0.9%	pts.	$196.06	1.0%
Middle East & Africa	$88.50	1.6%	66.3%	2.1%	pts.	$133.55	-1.6%

International - All [1]	$115.68	1.9%	73.3%	1.5%	pts.	$157.83	-0.2%

Worldwide [2]	$122.03	1.5%	76.3%	0.6%	pts.	$160.02	0.7%

[1]	Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.

[2]	Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Nine Months Ended September 30, 2019 and September 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Brand	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
JW Marriott	$216.32	1.7%	79.3%	-1.5%	pts.	$272.93	3.6%
The Ritz-Carlton	$297.09	3.7%	75.7%	0.8%	pts.	$392.36	2.7%
W Hotels	$239.65	-3.2%	79.2%	-2.4%	pts.	$302.44	-0.2%
Composite North American Luxury [1]	$273.09	1.4%	78.1%	-0.6%	pts.	$349.77	2.3%
Marriott Hotels	$158.35	1.9%	77.7%	0.3%	pts.	$203.88	1.5%
Sheraton	$150.09	-2.3%	78.4%	-0.6%	pts.	$191.36	-1.5%
Westin	$160.90	-1.1%	77.3%	-0.5%	pts.	$208.24	-0.5%
Composite North American Upper Upscale [2]	$155.01	1.0%	77.6%	0.1%	pts.	$199.88	0.8%
North American Full-Service [3]	$175.64	1.1%	77.6%	0.0%	pts.	$226.21	1.1%
Courtyard	$105.04	-1.2%	72.6%	-1.4%	pts.	$144.61	0.7%
Residence Inn	$130.27	0.5%	80.1%	-0.2%	pts.	$162.70	0.8%
Composite North American Limited-Service [4]	$111.73	-0.8%	75.1%	-1.2%	pts.	$148.68	0.7%
North American - All [5]	$155.14	0.6%	76.8%	-0.4%	pts.	$201.90	1.1%

Comparable Systemwide North American Properties
	Nine Months Ended September 30, 2019 and September 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Brand	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
JW Marriott	$206.82	2.2%	79.2%	-1.1%	pts.	$261.17	3.6%
The Ritz-Carlton	$295.39	3.7%	75.9%	0.8%	pts.	$389.16	2.5%
W Hotels	$239.65	-3.2%	79.2%	-2.4%	pts.	$302.44	-0.2%
Composite North American Luxury [1]	$258.23	1.7%	78.1%	-0.5%	pts.	$330.70	2.4%
Marriott Hotels	$135.37	2.3%	74.2%	0.3%	pts.	$182.36	2.0%
Sheraton	$117.94	-0.7%	73.8%	-0.6%	pts.	$159.75	0.2%
Westin	$151.93	0.6%	76.4%	-0.2%	pts.	$198.93	0.9%
Composite North American Upper Upscale [2]	$137.07	1.9%	74.8%	0.1%	pts.	$183.23	1.7%
North American Full-Service [3]	$149.04	1.8%	75.1%	0.0%	pts.	$198.37	1.8%
Courtyard	$104.26	-0.2%	73.3%	-0.8%	pts.	$142.25	0.9%
Residence Inn	$120.55	0.0%	79.9%	-0.5%	pts.	$150.84	0.7%
Fairfield by Marriott	$84.30	-0.5%	72.4%	-0.7%	pts.	$116.43	0.4%
Composite North American Limited-Service [4]	$102.06	0.1%	75.0%	-0.5%	pts.	$136.03	0.8%
North American - All [5]	$121.90	1.0%	75.1%	-0.3%	pts.	$162.38	1.4%

[1]	Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.

[2]	Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.

[3]	Includes Composite North American Luxury and Composite North American Upper Upscale.

[4]	Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.

[5]	Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Nine Months Ended September 30, 2019 and September 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Region	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
Greater China	$84.63	1.7%	69.1%	1.8%	pts.	$122.46	-0.9%
Rest of Asia Pacific	$122.94	4.3%	75.5%	2.6%	pts.	$162.76	0.7%
Asia Pacific	$100.98	3.0%	71.9%	2.1%	pts.	$140.54	0.0%

Caribbean & Latin America	$132.96	3.0%	65.3%	1.0%	pts.	$203.54	1.4%
Europe	$152.89	2.9%	74.9%	0.9%	pts.	$204.05	1.6%
Middle East & Africa	$102.23	-1.1%	67.0%	2.3%	pts.	$152.64	-4.5%

International - All [1]	$115.44	2.3%	71.2%	1.8%	pts.	$162.10	-0.3%

Worldwide [2]	$135.08	1.4%	74.0%	0.7%	pts.	$182.54	0.4%

Comparable Systemwide International Properties
	Nine Months Ended September 30, 2019 and September 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Region	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
Greater China	$83.86	1.8%	68.6%	1.9%	pts.	$122.27	-1.1%
Rest of Asia Pacific	$122.98	3.9%	75.2%	2.3%	pts.	$163.52	0.8%
Asia Pacific	$102.83	3.0%	71.8%	2.1%	pts.	$143.23	0.0%

Caribbean & Latin America	$103.69	2.5%	63.1%	0.0%	pts.	$164.26	2.6%
Europe	$133.89	2.8%	73.8%	0.7%	pts.	$181.41	1.8%
Middle East & Africa	$97.25	-0.9%	66.5%	2.1%	pts.	$146.26	-3.9%

International - All [1]	$111.54	2.4%	70.7%	1.4%	pts.	$157.86	0.3%

Worldwide [2]	$118.97	1.3%	73.8%	0.2%	pts.	$161.15	1.1%

[1]	Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.

[2]	Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2019
	First Quarter	Second Quarter	Third Quarter	Total
Net income, as reported	$375	$232	$387	$994
Cost reimbursement revenue	(3,756)	(3,903)	(3,952)	(11,611)
Reimbursed expenses	3,892	4,107	4,070	12,069
Interest expense	97	102	100	299
Interest expense from unconsolidated joint ventures	2	1	3	6
Tax provision	57	82	140	279
Depreciation and amortization	54	56	52	162
Contract investment amortization	14	15	16	45
Depreciation classified in reimbursed expenses	30	29	33	92
Depreciation and amortization from unconsolidated joint ventures	7	8	5	20
Share-based compensation	40	50	47	137
Gain on asset dispositions	—	—	(9)	(9)
Merger-related costs and charges	9	173	9	191
Adjusted EBITDA **	$821	$952	$901	$2,674

Increase over 2018 Adjusted EBITDA **	7%	1%	0%	2%	[1]

	Fiscal Year 2018 [2]
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$420	$667	$503	$317	$1,907
Cost reimbursement revenue	(3,776)	(4,048)	(3,735)	(3,984)	(15,543)
Reimbursed expenses	3,808	3,964	3,855	4,151	15,778
Interest expense	75	85	86	94	340
Interest expense from unconsolidated joint ventures	2	3	2	3	10
Tax provision	112	207	91	28	438
Depreciation and amortization	54	58	52	62	226
Contract investment amortization	18	13	13	14	58
Depreciation classified in reimbursed expenses	33	34	39	41	147
Depreciation and amortization from unconsolidated joint ventures	10	10	10	10	40
Share-based compensation	38	47	43	43	171
Gain on asset dispositions	(58)	(109)	(16)	(6)	(189)
Gain on investees’ property sales	—	(10)	(55)	—	(65)
Merger-related costs and charges	34	18	12	91	155
Adjusted EBITDA **	$770	$939	$900	$864	$3,473

**	Denotes non-GAAP financial measures. See pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Represents the percentage increase of Adjusted EBITDA of $2,674 million for the first three quarters of 2019 over Adjusted EBITDA of $2,609 million for the first three quarters of 2018.

[2]	Reflects revised information for our 2018 first, second, and third quarters as presented in our 2018 Annual Report on Form 10-K.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FOURTH QUARTER 2019
($ in millions)

	Range
	Estimated Fourth Quarter 2019		Fourth Quarter 2018 **
Net income excluding certain items [1]	$475	$486
Interest expense	99	99
Interest expense from unconsolidated joint ventures	4	4
Tax provision	159	163
Depreciation and amortization	55	55
Contract investment amortization	20	20
Depreciation classified in reimbursed expenses	33	33
Depreciation and amortization from unconsolidated joint ventures	10	10
Share-based compensation	43	43
Adjusted EBITDA **	$898	$913	$864

Increase over 2018 Adjusted EBITDA**	4%	6%

** Denotes non-GAAP financial measures. See pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]
Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related costs and charges, which the company cannot accurately forecast and which may be significant, except for depreciation classified in reimbursed expenses, which is included in the caption “Depreciation classified in reimbursed expenses” above.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2019
($ in millions)

	Range
	Estimated Full Year 2019		Full Year 2018 **
Net income excluding certain items [1]	$1,970	$1,981
Interest expense	398	398
Interest expense from unconsolidated joint ventures	10	10
Tax provision	586	590
Depreciation and amortization	217	217
Contract investment amortization	65	65
Depreciation classified in reimbursed expenses	125	125
Depreciation and amortization from unconsolidated joint ventures	30	30
Share-based compensation	180	180
Gain on asset dispositions	(9)	(9)
Adjusted EBITDA **	$3,572	$3,587	$3,473

Increase over 2018 Adjusted EBITDA**	3%	3%

** Denotes non-GAAP financial measures. See pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]
Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related costs and charges, which the company cannot accurately forecast and which may be significant, except for depreciation classified in reimbursed expenses, which is included in the caption “Depreciation classified in reimbursed expenses” above.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin.  Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, and merger-related costs and charges. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted EPS. Adjusted net income and Adjusted diluted EPS reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, merger-related costs and charges, the gain on the sale of our ownership interest in Avendra, and the income tax effect of these adjustments, as well as the impact of the U.S. Tax Cuts and Jobs Act of 2017. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation (including depreciation classified in “Reimbursed expenses,” as discussed below), amortization, and provision for income taxes, pre-tax merger-related costs and charges, and share-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income, and Adjusted diluted EPS, we exclude transaction and transition costs associated with the Starwood merger, which we record in the “Merger-related costs and charges” caption of our Income Statements, to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the contract term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation classified in “Reimbursed expenses” and “Contract investment amortization” in our Consolidated Statements of Income (our “Income Statements”), because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation classified in “Reimbursed expenses” reflects depreciation of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude share-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR may not be comparable to similarly titled measures, such as revenues. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.